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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration Number 333-92483) of our report dated January 23, 2002, except for Note 16, as to which the date is March 18, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Nabors Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 23, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Houston, Texas
June 24, 2002